EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 11, 2007 relating to the consolidated financial statements of Spartan Stores, Inc. and subsidiaries and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. and subsidiaries for the year ended March 31, 2007.

Grand Rapids, Michigan
August 13, 2007